AMENDED AND RESTATED
                                OPTION AGREEMENT
                                       FOR
                         PURCHASE OF ORION 2 SPACECRAFT



         This Option Agreement ("Agreement"), dated January 29, 1997 ("Effective Date") by and between International Private Satellite Partners, L.P., d/b/a Orion Atlantic, L.P., a Delaware limited partnership with its principal offices located at 2440 Research Boulevard, Rockville, Maryland 20850, U.S.A. ("ORION"), and Matra Marconi Space UK Limited, a company organized and existing under the laws of England and Wales with its registered office at The Grove, Warren Lane, Stanmore, Middlesex, HA7 4LY, England ("MMS"),


         WHEREAS, ORION desires to purchase from MMS, and MMS desires to sell to ORION, an option to purchase a communications satellite ("ORION 2 Spacecraft") designed, developed, built and delivered in orbit on an Atlas IIAS launch vehicle with the configuration, schedule and technical performance requirements set forth in the ORION 2 Purchase Contract, dated the date hereof, as such contract may be amended from time to time (the "ORION 2 Purchase Contract"); and


         WHEREAS, the Parties desire to enforce certain provisions of the ORION 2 Purchase Contract as though such contract were enforceable on the date hereof;


         NOW,   THEREFORE,   in   consideration   of  the  mutual  promises  and
undertakings contained herein, the Parties, intending to be legally bound, agree as follows:


1. All terms used herein and not defined shall have the meanings attributed to them in the ORION 2 Purchase Contract.


2. Grant of Option. MMS hereby grants to ORION the option to purchase from MMS the ORION 2 Spacecraft constructed and delivered in accordance with the terms and conditions of the ORION 2 Purchase Contract (the "Option").


3. First Installment Payment Date; Option Period. For the purposes of this Agreement, the "First Installment Payment Date" shall be the date upon which MMS receives Option Installment Payment 1 and the "Option Period" shall be the period commencing on the First Installment Payment Date and expiring on the earlier of (a) the date upon which ORION exercises the Option in accordance with
Section 5 below and (b) the last day of the 16th month following the First Installment Payment Date, but in no event later than June 30, 1998. At ORION's request, MMS shall extend the Option Period through July 31, 1998, if, on or before June 30, 1998, ORION pays to (a) MMS an extension fee of $2 million and
(b) the Launch Vehicle Agency an additional $700,000 in satisfaction of an increase in the Launch Vehicle price.

4.       Consideration for Option.
         -------------------------


         4.1 In consideration for MMS' grant of the Option, ORION has paid US $1 million to the Launch Vehicle Agency for a launch reservation covering the Launch Period and shall pay an additional US $48.4 million in installments as specified in the table below on or before the dates specified in such table (each such payment being referred to herein as an "Option Installment Payment"):

                                                                Option               Option
Option                                      Total Option        Installment          Installment
Installment                                 Installment         Payment Amount       Payment Amount
Payment #           Payment Date            Payment Amount      (Spacecraft)         (Launch Vehicle)
---------           ------------            --------------      ------------         ----------------

1                   Feb. 28, 1997*          US$ 2.0 Million

2                   March 31, 1997          US$ 22.0 Million

3                   June 15, 1997

4                   July 31, 1997

5                   Dec. 31, 1997
-----------------------------------------------------------------------------------------------------
Total                                       US$ 48.4 Million


-----------------------------------

*Or on such earlier date as ORION's planned financings are closed and funds are disbursed into ORION's account.


         The sum of the Option Installment Payments and the US $1 million paid to the Launch Vehicle Agency prior to the date hereof is referred to herein as the "Option Price."


         4.2 MMS shall provide ORION ten (10) days written notice of each Option Installment Payment due hereunder after Option Installment Payment 2.


         4.3 No portion of the Option Price shall be refundable under any circumstances, including the bankruptcy or insolvency of ORION.


         4.4 If ORION's planned financings are not closed and funds disbursed by March 31, 1997, ORION may extend Option Installment Payment 2 until April 30, 1997 by making a partial payment of $2.5 million ___________________________________________________________ on or before March
31, 1997. Moreover, to the extent net proceeds from ORION's planned public debt financings are greater than $250,000,000 (exclusive of pre-funded amounts to pay interest), ORION shall accelerate the payment of the Launch Vehicle portion of Option Installment Payments 3 and 5 to the date upon which Option Installment Payment 2 is made.

5.       Exercise of Option; Effect of Exercise.


         5.1 Orion may exercise the Option from the First Installment Payment Date through the last day of the Option Period by paying to (a) MMS the cumulative Milestone Payments payable under the ORION 2 Purchase Contract through the exercise date less the Option Installment Payments (Spacecraft) paid pursuant to Section 4.1 above to such date and (b) the Launch Vehicle Agency the cumulative Progress Payments payable under the ORION 2 Purchase Contract through the exercise date less the Option Installment Payments (Launch Vehicle) paid pursuant to Section 4.1 above to such date (in the aggregate, the "Option Exercise Price"). If there is a dispute as to the cumulative Milestone Payments or Progress Payments payable through the exercise date, the provisions set forth in Article 6.2 of the ORION 2 Purchase Contract shall apply.


         5.2 As of the date ORION exercises the Option, the ORION 2 Purchase Contract shall be deemed to be fully effective and to have been in full force and effect from the First Installment Payment Date.


6. Title to Work. Notwithstanding any provision of the ORION 2 Purchase Contract incorporated by reference herein, MMS shall retain title to the Work from the Effective Date until ORION exercises the Option. Upon ORION's exercise of the Option in accordance with this Agreement, title to the Work shall be governed by the ORION 2 Purchase Contract.


7. MMS' Covenant. MMS covenants to ORION and ORION acknowledges that (a) MMS will commence to perform the Work on the First Installment Payment Date and will continue to perform the Work until termination of this Agreement if ORION pays each Option Installment Payment on or before the date such Payment is required to be made and (b) to perform the Work according to the schedule set forth in the ORION 2 Purchase Contract, MMS will be required to expend funds in excess of the Option Price.


8. Access to Work and Progress Reports. During the Option Period, the provisions of Exhibit 8 shall govern ORION's access to Work under Article 7 of the ORION 2 Purchase Contract and MMS' delivery of progress reports under
Article 40 of the ORION 2 Purchase Contract.


9.       Representations.

         (a) MMS represents, warrants and covenants that (1) it has the power and authority to grant the Option and to execute, deliver, and perform this Agreement and (2) its performance of this Agreement will not violate any other agreement to which MMS is a party.

         (b) ORION represents and warrants that (1) it has the power and authority to execute, deliver, and perform this Option Agreement, (2) its performance of this Agreement will not violate any other agreement to which ORION is a party, (3) it is not entering into this Agreement with an intent to hinder, delay, or defraud any of its creditors, and (4) the making of the payments required to be made hereunder will not, at the time such payments are made, cause ORION to be insolvent.


10. Payments. ORION shall make all Option Installment Payments (Spacecraft) to MMS and all Option Installment Payments (Launch Vehicle) to the Launch Vehicle Agency by transferring the amounts required to be paid .to the accounts designated in Article 6.1.3 of the ORION 2 Purchase Contract. All payments to be made pursuant hereto shall be made in U.S. Dollars. MMS shall notify, and shall direct the Launch Vehicle Agency to notify, ORION of any change in the account information contained in Article 6.1.3 at least ten days before any Option Installment Payment is required to be made.


11. Failure to Exercise Option or to Make Payments - Sole and Exclusive Remedy. Notwithstanding any other provision of this Agreement or any provision of the ORION 2 Purchase Contract incorporated by reference herein, if: (a) ORION fails to exercise the Option in the manner provided in this Agreement on or before the date the Option Period expires; or (b) ORION fails to pay any Option Installment Payment hereof (after receipt of notice under Section 4.2) on or before the dates specified in Section 4; then, at its option, MMS may terminate this Option Agreement immediately upon written notice to ORION and retain all money paid by ORION to MMS pursuant to this Agreement and the ownership of all Work. This is MMS' sole and exclusive remedy for ORION's failure to make any Option Installment Payment.


12. Term and Termination. The term of this Agreement shall begin on the Effective Date and continue until the earliest to occur of the following: (a) ORION exercises the Option in the manner provided in this Agreement; (b) the last day of the Option Period expires; (c) MMS terminates this Option Agreement in accordance with Section 11; and (d) the date upon which ORION and MMS mutually agree to terminate this Agreement. In addition, MMS may terminate this Option Agreement if, on March 31, 1997 (or April 30, 1997 if extended pursuant to Section 4.4 hereof), Restated Amendment # 10 to the Second Amended and Restated Purchase Contract, between MMS and ORION, is not in full force and effect and there is no default thereunder. Within 30 days of the termination of this Agreement for any reason other than ORION's exercise of the Option, ORION shall return to MMS all copies of all Data and Documentation provided to ORION in respect of the ORION 2 Spacecraft.


13. Incorporation by Reference. A copy of the ORION 2 Purchase Contract is attached hereto. Each Amendment to the ORION 2 Contract shall, upon its execution, be attached to this Agreement. The provisions of the ORION 2 Purchase Contract identified on Exhibits 8 and 13 hereto shall be incorporated by reference herein and made a part hereof and shall be enforceable as though stated in full herein.


14. Notices. Any notice or other communication required or permitted to be made or given by either Party pursuant to this Agreement shall be sufficiently given if given in accordance with Article 34 of the ORION 2 Purchase Contract.

15.      General.

         15.1 This Agreement (and any Exhibits hereto) sets forth the entire understanding between the Parties with respect to its subject matter and supersedes all prior and contemporaneous agreements and understandings with respect thereto other than the ORION 2 Purchase Contract.

         15.2 This Agreement shall not constitute, give effect to, or otherwise imply, a joint venture, partnership, agency or formal business organization of any kind between the Parties.

         15.3 This Agreement may be amended only by a written instrument signed by an authorized representative of each Party.

         15.4 ORION may not assign or transfer this Agreement except to any party that (a) demonstrates to MMS' reasonable satisfaction that it has the financial ability to pay the Option Exercise Price and (b) satisfies any export license requirements applicable to MMS' performance of the Work. MMS shall not assign, delegate, or in any manner transfer this Agreement without the prior written consent of ORION. This Agreement shall be binding upon the successors and assigns of the Parties hereto.

         15.5 No Party shall, by any act, delay, indulgence, omission, or otherwise (except by a written instrument signed by the Parties hereto), be deemed to have waived any right hereunder or to have acquiesced in any breach of any of the terms and conditions hereof and no failure by a Party to exercise or delay in exercising any right, power, or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power, or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. A Party's waiver of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that such Party would otherwise have on any future occasion.

         15.6 The rights and remedies herein provided are cumulative, may be exercised singly or concurrently, and are not exclusive of any rights or remedies provided at law or in equity (other than the remedy in Section 11 for ORION's failure to make Option Installment Payments at the times specified therein, which is an exclusive remedy).

         15.7 If any provision of this Agreement is declared invalid or otherwise unenforceable, the enforceability of the remaining provisions shall be unimpaired, and the Parties shall replace the invalid or unenforceable provision with a valid and enforceable provision that reflects the original intentions of the Parties as nearly as possible in accordance with applicable law. This Agreement shall benefit the Parties hereto only.

         15.8  Provisions of this Agreement  which by their express terms impose
continuing   obligations   on  the  Parties  shall  survive  the  expiration  or
termination of this Agreement.

         15.9 This Agreement may be executed in a number of counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

         15.10 This Agreement shall be governed by and construed in accordance with the substantive laws of the State of Maryland, exclusive of its choice of law rules.

         IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives, with an Effective Date as set forth in the introductory paragraph of this Agreement.

INTERNATIONAL PRIVATE                          MATRA MARCONI SPACE
SATELLITE PARTNERS, L.P.                       UK LIMITED

By:  Orion Satellite Corporation,
     General Partner


By:   _____________________________            By:  ____________________________
         Name:                                         Name:  Armand Carlier
         Title:                                        Title: Director